EXHIBIT 99B.6
OTHER PROPORTIONATE INFORMATION                  U S WEST MEDIA GROUP
(UNAUDITED)

                                          Quarter Ended
                                           December 31,         %
In thousands unless noted                1997       1996     Change
----------------------------           ---------  --------- ---------

 Cable & broadband
  Domestic
   Homes passed                        12,313     12,191     1.0
   Subscribers                          7,705      7,562     1.9
  International
   Homes passed                         2,030      2,450    18.8 *
   Cable subscribers                      899      1,151     8.2 *
   Telephone lines                        403        303    33.0

 Wireless
  Domestic
   Cellular POPs-managed
    (millions)                           20.8       20.3     2.5
   Cellular subscribers                 2,374      1,873    26.7
   PCS POPs (millions)                   14.2       14.7    (3.4)
   PCS subscribers                         90          9     -
  International
   POPs (millions)                       76.9       77.3    (0.5)
   Subscribers                          1,018        509   100.0

 Directory & information svcs.
  Dex revenue per directory
    advertiser (whole dollars)        $ 2,329 $    2,171     7.3

*  Excludes the effects of the sale of Fintelco.





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